UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2012

Alterra Capital Holdings Limited

(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Effective as of January 1, 2012, the Registrant restructured its financial reporting segments.

In particular, reinsurance business written within Latin America, which had been previously reported within the reinsurance and Alterra at Lloyd’s segments, has been consolidated into a new Latin America segment. In addition, business written by the Registrant’s recently incorporated Brazilian reinsurance company, Alterra Resseguradora do Brasil Limitada, is also included in the Latin America segment.

Effective as of January 1, 2012, the Registrant also renamed certain of its segments: (i) the “insurance” segment has been changed to the “global insurance” segment and (ii) the “U.S. specialty” segment has been changed to the “U.S. insurance” segment. Insurance business written by Alterra Insurance USA Inc., which was previously reported within the global insurance segment (formerly known as the insurance segment), has been reclassified to the U.S. insurance segment (formerly known as the U.S. specialty segment). Alterra Insurance USA Inc. is a managing general underwriter for Alterra Excess & Surplus Insurance Company and Alterra America Insurance Company, as well as various third party insurance companies, and is the Registrant’s principal insurance underwriting platform for retail distribution in the United States.

On April 20, 2012, the Registrant made available on its website a financial supplement containing its restructured financial reporting segment tables. A copy of the re-presented financial reporting segment tables is attached hereto as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference into this Item 2.02.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor Financial Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

April 20, 2012	By:	/S/ PETER A. MINTON
	Name:	Peter A. Minton
	Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

99.1	Investor Financial Supplement.